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                                                                       EXHIBIT 5


                   [FULLER, TUBB, POMEROY & STOKES LETTERHEAD]



                                  July 11, 2001






Keith Parker, Chairman-CEO
Summit Environmental Corporation, Inc.
521 Delia
Longview, TX   75601

                                       Re:  Summit Environmental Corporation,
                                            Inc.

Dear Mr. Parker:

         I have reviewed the Form SB-2 Registration Statement of Summit Environmental Corporation, Inc. and am of the opinion that the securities being registered in the Form SB-2 Registration Statement have been legally issued, are fully paid, and are non-assessable.

                                            Sincerely,

                                            /s/ Thomas J. Kenan

                                            Thomas J. Kenan

TK:sa


                                                                       Exhibit 5
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